EXHIBIT 15.1




                       ACCOUNTANTS' AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Global Marine Inc. Registration Statement

We are aware that our reports dated May 6, 1993, July 21, 1993, and November 8 , 1993, on our reviews of the consolidated interim financial information of Global Marine Inc. and subsidiaries for the quarters ended March 31, June 30, and September 30, 1993, respectively, and included in the quarterly reports on Form 10-Q of Global Marine Inc. (Commission File No. 1-5471) for the quarters ended March 31, June 30, and September 30, 1993, respectively, are incorporated by reference in this Registration Statement on Form S-8 of Global Marine Inc. pertaining to 450,000 shares of Global Marine Inc. Common Stock, par value $.10 per share, to be offered pursuant to the Global Marine Inc. 1993 Management Incentive Award Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, the aforementioned reports should not be considered a part of said registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                      Coopers & Lybrand



Houston, Texas

               , 1994







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